Exhibit 99.1

FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

•	Tiptree Operating Company Adjusted EBITDA of $12.9 million.

•	Dividend of $0.025 per share to Class A stockholders.

•	Tiptree Operating Company GAAP net loss of $2.0 million.

•	Tiptree Financial Inc. GAAP net loss of $979 thousand.

•	GAAP book value of $8.93 per Class A common share as of March 31, 2015.

New York, New York - May 15, 2015 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree Financial”), a diversified holding company which operates in the insurance and insurance services, specialty finance, asset management and real estate industries, today announced its financial results for the quarter ended March 31, 2015. Tiptree Financial operates its business through Tiptree Operating Company, LLC (“Tiptree” or the “Company”), which is owned 77% by Tiptree Financial and 23% by Tiptree Financial Partners, L.P. (“TFP”). This release reports both the results of Tiptree and the results available to Tiptree Financial’s Class A stockholders.

First Quarter 2015 Highlights

•	Care completed the purchase of six seniors housing communities for $54.8 million and entered into a joint venture to acquire, own and operate five seniors housing communities for $30.1 million.

•	First full quarter of Fortegra contributed $4.0 million to Tiptree’s consolidated results.

•	Fortegra acquired the remainder of ProtectCELL, which is now 100% owned by Fortegra.

•
Tiptree amended its existing credit facility with Fortress to borrow an additional $25 million on the same terms (but repayable on completion of Tiptree’s sale of Philadelphia Financial Group, Inc. (“PFG”)).

•	Declared a dividend of $0.025 per share to Class A stockholders and TFP limited partners on an as exchanged basis with a record date of May 25, 2015, and a payment date of June 1, 2015.

Geoffrey Kauffman, Co-Chief Executive Officer of Tiptree Financial, commented, “Despite weak valuations in the CLO market, we posted a strong $12.9 million of adjusted EBITDA for the quarter and are expecting positive results over the rest of the year.”

First Quarter 2015 Financial Overview
GAAP Results
Net loss before noncontrolling interests of Tiptree for the quarter ended March 31, 2015 was $2.0 million compared with net income of $3.6 million from the comparable prior year quarter, a decrease of $5.6 million. The change in net income from the prior year period is the result of a number of factors, including:

•	A $4.0 million increase in net income from Fortegra which was not owned by Tiptree in the first quarter of 2014.

•	A $1.0 million increase in net income of discontinued operations at PFG ($2.3 million in 2015 vs. $1.3 million in 2014).

•	A $3.9 million decrease in net revenues from the CLO business ($742 thousand in 2015 vs. $4.6 million in 2014), due primarily to negative changes in mark-to-market valuations.

•	A $2.6 million decrease in interest income primarily due to the warehouse activity included in the first quarter of 2014, which was not replicated in the first quarter of 2015.

•
A $3.4 million decrease in net income at Care (loss of $4.2 million in 2015 vs. loss of $764 thousand in 2014) due to acquisitions in the first quarter of 2015, which resulted in higher acquisition costs, depreciation and amortization and other expenses.

•	A $1.2 million increase in net income in our specialty finance businesses, Siena and Luxury ($435 thousand in 2015 vs. loss of $736 thousand in 2014).

Net loss to Class A common stockholders for the quarter ended March 31, 2015 was $979 thousand compared to net income of $1.6 million for the same period in 2014. The decrease is primarily a result of an increase of $844 thousand in the tax provision benefit and a decrease of $3.0 million in noncontrolling interests.

Non-GAAP Financial Measures: EBITDA and Adjusted EBITDA

Adjusted EBITDA for Tiptree was $12.9 million for the quarter ended March 31, 2015 compared with $10.6 million for the comparable prior year quarter. See page 9 for a reconciliation of EBITDA and Adjusted EBITDA to GAAP net income.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. We believe that EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries business operations, (ii) adjust for the effect of purchase accounting and (iii) add significant acquisition related costs.

Earnings Conference Call
Tiptree Financial will host a conference call on Monday, May 18, 2015 at 11:00 a.m. Eastern Time to discuss its first quarter 2015 financial results. A copy of this press release will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.
The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.
A replay of the call will be available from Monday, May 18, 2015 at 12:00 p.m. Eastern Time, until midnight Eastern on Monday, May 25, 2015. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode 13609841.
 About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in five segments: insurance and insurance services, specialty finance, asset management, real estate and corporate and other (which includes Tiptree’s principal investments).
Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.	As of
Consolidated Statements of Financial Condition (GAAP) (in thousands except per share amounts)	March 31, 2015	December 31, 2014
	(Unaudited)	As adjusted
Cash and cash equivalents – unrestricted	$46,420	$52,987
Cash and cash equivalents – restricted	27,701	28,045
Trading assets, at fair value	27,490	30,163
Investments in available for sale securities, at fair value	176,567	171,128
Mortgage loans held for sale, at fair value	51,962	28,661
Investments in loans, at fair value	2,545	2,601
Loans owned, at amortized cost – net of allowance	43,220	36,095
Notes receivable, net	22,030	21,916
Accounts and premiums receivable, net	52,104	39,666
Reinsurance receivables	276,118	264,776
Investments in partially-owned entities	157	2,451
Real estate	209,079	131,308
Intangible assets	112,981	120,394
Other receivables	37,243	36,068
Goodwill	92,118	92,118
Other assets	58,919	36,875
Assets of consolidated CLOs	1,890,002	1,978,094
Assets held for sale	5,330,151	5,129,745
Total assets	$8,456,807	$8,203,091
Liabilities and Stockholders’ Equity
Liabilities:
Trading liabilities, at fair value	$23,428	$22,573
Debt	473,640	363,199
Unearned premiums	307,056	299,826
Policy liabilities	66,070	63,365
Deferred revenue	58,972	45,393
Deferred tax liabilities	43,403	45,925
Commissions payable	9,950	12,983
Other liabilities and accrued expenses	77,848	63,928
Liabilities of consolidated CLOs	1,795,415	1,877,377
Liabilities held for sale and discontinued operations	5,203,782	5,006,901
Total liabilities	$8,059,564	$7,801,470

Stockholders’ Equity:
Preferred stock	$—	$—
Common stock - Class A	32	32
Common stock - Class B	10	10
Additional paid-in capital	273,014	271,090
Accumulated other comprehensive income	1,034	(49)
Retained earnings	11,597	13,379
Total stockholders’ equity of Tiptree Financial Inc.	285,687	284,462
Non-controlling interests (including $88,341 and $90,144 attributable to Tiptree Financial Partners, L.P., respectively)	111,556	117,159
Total stockholders’ equity	397,243	401,621
Total liabilities and stockholders’ equity	$8,456,807	$8,203,091

Book Value Per Share - Tiptree Financial Inc.	March 31, 2015	December 31, 2014
Total stockholders’ equity of Tiptree Financial Inc.	$285,687	$284,462
Class A common stock outstanding	31,992	31,830
Class A book value per common share (1)	$8.93	$8.94
Note: (1) See page 10 of this earnings release for further discussion of book value per common share.

Tiptree Financial Inc.	Three months ended March 31,
Consolidated Condensed Statements of Operations (GAAP)	2015	2014
(in thousands, except share and per share data)	(unaudited)	(unaudited)
		As adjusted
Revenues:
Net realized and unrealized gains on investments	$130	$989
Interest income	2,296	3,992
Net credit derivative loss	(90)	(264)
Service and administrative fees	21,927	—
Ceding commissions	9,937	—
Earned premiums, net	37,353	—
Gain on sale of loans held for sale, net	2,593	975
Loan fee income	1,399	429
Rental revenue	9,369	4,456
Other income	3,096	289
Total revenue	88,010	10,866

Expenses:
Interest expense	5,129	2,814
Payroll and employee commissions	20,341	5,715
Commission expense	16,528	—
Member benefit claims	7,579	—
Net losses and loss adjustment expenses	12,450	—
Professional fees	4,628	1,074
Depreciation and amortization expenses	15,464	1,668
Acquisition costs	1,349	—
Other expenses	11,144	2,578
Total expense	94,612	13,849

Results of consolidated CLOs:
Income attributable to consolidated CLOs	15,663	14,615
Expenses attributable to consolidated CLOs	14,921	9,972
Net Income attributable to consolidated CLOs	742	4,643
(Loss) income before taxes from continuing operations	(5,860)	1,660
Less: Provision for income taxes	(1,496)	(652)
(Loss) income from continuing operations	(4,364)	2,312

Discontinued operations:
Income from discontinued operations, net	2,345	1,290
Discontinued operations, net	2,345	1,290
Net (loss) income before non-controlling interests	(2,019)	3,602
Less: net (loss) income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	(860)	2,306
Less: net (loss) attributable to noncontrolling interests - Other	(180)	(330)
Net (loss) income available to common stockholders	$(979)	$1,626

Net income (loss) per Class A common share:
Basic, continuing operations, net	$(0.08)	$0.12
Basic, discontinued operations, net	0.05	0.03
Net income basic	(0.03)	0.15

Diluted, continuing operations, net	(0.08)	0.12
Diluted, discontinued operations, net	0.05	0.03
Net income dilutive	$(0.03)	$0.15

Weighted average number of Class A common shares:
Basic	32,138,455	10,586,587
Diluted	32,138,455	10,586,587

Tiptree Financial Inc.
Segment Statement of Operations
(unaudited)
(in thousands)

	Three months ended March 31, 2015
	Insurance and insurance services(1)	Specialty finance	Asset management	Real estate	Corporate and other	Totals
Net realized and unrealized gains on investments	$(5)	$853	$—	$(485)	$(233)	$130
Interest income	712	1,353	—	19	212	2,296
Net credit derivative loss	—	—	—	—	(90)	(90)
Service and administrative fees	21,927	—	—	—	—	21,927
Ceding commissions	9,937	—	—	—	—	9,937
Earned premiums, net	37,353	—	—	—	—	37,353
Gain on sale of loans held for sale, net	—	2,593	—	—	—	2,593
Loan fee income	—	1,399	—	—	—	1,399
Rental revenue	—	17	—	9,352	—	9,369
Other income	2,455	40	63	538	—	3,096
Total revenue	$72,379	$6,255	$63	$9,424	$(111)	$88,010

Interest expense	$1,739	$511	$—	$1,330	$1,549	$5,129
Payroll and employee commissions	10,405	3,724	548	3,923	1,741	20,341
Commission expense	16,528	—	—	—	—	16,528
Member benefit claims	7,579	—	—	—	—	7,579
Net losses and loss adjustment expenses	12,450	—	—	—	—	12,450
Professional fees	1,984	257	38	179	2,170	4,628
Depreciation and amortization expenses	11,954	122	—	3,388	—	15,464
Acquisition costs	—	—	—	1,349	—	1,349
Other expenses	5,714	1,206	124	3,436	664	11,144
Total expense	68,353	5,820	710	13,605	6,124	94,612
Net income attributable to consolidated CLOs(2)	—	—	2,821	—	(2,079)	742
Segment profit/(loss)	$4,026	$435	$2,174	$(4,181)	$(8,314)	$(5,860)
Less: Provision for income taxes						(1,496)
Discontinued operations						2,345
Net income before non-controlling interests						$(2,019)
Less: net (loss) attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						(860)
Less: net (loss) attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(180)
Net (loss) income available to common stockholders						$(979)

Segment Assets as of March 31, 2015
Segment assets	$795,071	$108,905	$2,985	$265,661	$64,032	$1,236,654
Assets of consolidated CLOs						1,890,002
Assets held for sale						5,330,151
Total assets						$8,456,807
Note:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations.

(2) Net income attributable to CLO’s represents the Company’s interest in the CLOs it manages. These interests have been allocated to asset management fees of $2.8 million earned by the Company and net realized and unrealized gains/losses and distributions of $(2.1) million received from the subordinated notes and interest-only positions of the CLOs held by the Company.

Tiptree Financial Inc.
Segment Statement of Operations
(unaudited)
(in thousands)

	Three months ended March 31, 2014 (as adjusted)
	Insurance and insurance services(1)	Specialty finance	Asset management	Real estate	Corporate and other	Totals
Net realized and unrealized gains on investments	$—	$52	$—	$(309)	$1,246	$989
Interest income	—	454	—	683	2,855	3,992
Net credit derivative loss	—	—	—	—	(264)	(264)
Gain on sale of loans held for sale, net	—	975	—	—	—	975
Loan fee income	—	429	—	—	—	429
Rental revenue	—	10	—	4,446	—	4,456
Other income	—	1	94	194	—	289
Total revenue	—	1,921	94	5,014	3,837	10,866

Interest expense	—	144	—	978	1,692	2,814
Payroll and employee commissions	—	1,593	706	1,798	1,618	5,715
Professional fees	—	181	45	55	793	1,074
Depreciation and amortization expenses	—	110	—	1,558	—	1,668
Other expenses	—	551	145	1,389	493	2,578
Total expense	—	2,579	896	5,778	4,596	13,849
Net intersegment revenue/(expense)	—	(78)	—	—	78	—
Net income attributable to consolidated CLOs(2)	—	—	3,121	—	1,522	4,643
Segment profit/(loss)	—	(736)	2,319	(764)	841	1,660
Less: Provision for income taxes						(652)
Discontinued operations						1,290
Net income before non-controlling interests						$3,602
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						2,306
Less: net (loss) attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(330)
Net income available to common stockholders						$1,626

Segment Assets as of December 31, 2014
Segment assets	$767,914	$79,075	$2,871	$179,822	$65,570	$1,095,252
Assets of consolidated CLOs						1,978,094
Assets held for sale						5,129,745
Total assets						$8,203,091

Notes:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations. There is no activity reported in the first quarter of 2014 for this segment as Tiptree acquired Fortegra on December 4, 2014.

(2) Net income attributable to CLO’s represents the Company’s interests in the CLOs it manages. These interests have been allocated to asset management fees of $3.1 million earned by the Company and the net realized and unrealized gains/losses and distributions of $1.5 million received from the subordinated notes of the CLOs and interest-only positions held by the Company.

Tiptree Financial Inc.
Non-GAAP Financial Measures
(in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA

In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe that EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries business operations, (ii) adjust for the effect of purchase accounting and (iii) add significant acquisition related costs.

Reconciliation from the Company’s GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA
(in thousands)	Three months ended March 31,		Year ended December 31,
	2015	2014	2014
Net (loss) income available to Class A common stockholders	$(979)	$1,626	$(1,710)
Add: net (loss) income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	(860)	2,306	6,791
Add: net (loss) attributable to noncontrolling interests - Other	(180)	(330)	(497)
Less: net income from discontinued operations	2,345	1,290	(7,937)
Income (loss) from Continuing Operations of the Company	$(4,364)	$2,312	$(3,353)
Consolidated interest expense	5,129	2,814	12,541
Consolidated income taxes	(1,496)	(652)	4,141
Consolidated depreciation and amortization expense	15,464	1,668	11,945
EBITDA for Continuing Operations	$14,733	$6,142	$25,274
Consolidated non-corporate and non-acquisition related interest expense(1)	(1,841)	(1,649)	(7,236)
Effects of Purchase Accounting related to the Fortegra acquisition(2)	(9,483)	—	(4,168)
Significant acquisition related costs(3)	1,349	—	6,121
Subtotal Adjusted EBITDA for Continuing Operations of the Company	$4,758	$4,493	$19,991

Income from Discontinued Operations of the Company(4)	$2,345	$1,290	$7,937
Consolidated interest expense	2,654	2,914	11,475
Consolidated income taxes	2,742	1,081	5,525
Consolidated depreciation and amortization expense	457	803	4,379
EBITDA for Discontinued Operations	$8,198	$6,088	$29,316
Consolidated non-corporate and non-acquisition related interest expense	—	—	—
Significant relocation costs(5)	—	—	5,477
Subtotal Adjusted EBITDA for Discontinued Operations of the Company	$8,198	$6,088	$34,793

Total Adjusted EBITDA of the Company	$12,956	$10,581	$54,784

Notes:

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the Specialty Finance and Real Estate segments. For the quarter ended March 31, 2015, interest expense for the asset-specific debt was $511 thousand for Specialty Finance and $1.3 million for Real Estate, totaling $1.8 million (as adjusted above). For the quarter ended March 31, 2014, interest expense for the asset-specific debt was $144 thousand for Specialty Finance, $978 thousand for Real Estate, and $527 thousand for Corporate and Other segments, totaling $1.6 million (as adjusted above).

(2)
Tiptree’s purchase of Fortegra resulted in a number of purchase accounting adjustments being made as of the date of acquisition, which included setting deferred asset costs to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the acquired insurance policies and contracts reflecting the historical basis of accounting related to the value of business acquired adjustments.

(3)
Significant acquisition related costs in connection with Care’s acquisition of the Royal Portfolio and Greenfield II Portfolio properties included taxes of $504 thousand, legal costs of $414 thousand and $431 thousand of other property acquisition expenses.

(4)
See Note 5—Dispositions, Asset Held for Sale and Discontinued Operations, in the consolidated financial statements contained in Tiptree Financial’s form 10-Q for the quarter ended March 31, 2015, for further discussion of discontinued operations.

(5)
Significant relocation costs for discontinued operations included expenses incurred in connection with the move of PFAS’s physical location from New Jersey to Philadelphia for the year ended December 31, 2014.

Tiptree Financial Inc. and the Company
Book Value Per Share
(in thousands, except per share amounts)

Tiptree Financial’s book value per share was $8.93 as of March 31, 2015 compared with $8.94 as of December 31, 2014. Total stockholders' equity for the Company was $377.6 million as of March 31, 2015, which comprised total stockholders' equity of $397.2 million adjusted for $23.2 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care, and net liabilities of $3.6 million wholly owned by Tiptree Financial Inc. Total stockholders' equity for the Company was $381.3 million as of December 31, 2014, which comprised total stockholders' equity of $401.7 million adjusted for $27.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company and net liabilities of $6.7 million wholly owned by Tiptree Financial Inc. Additionally, the Company’s book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP. The total shares as of March 31, 2015 and December 31, 2014 were 41.7 million and 41.6 million, respectively.

Tiptree Financial’s Class A book value per common share and the Company’s book value per share are presented below.

Book value per share - Tiptree Financial
	March 31, 2015	December 31, 2014
Total stockholders’ equity of Tiptree Financial	$285,687	$284,462
Class A common stock outstanding	31,992	31,830
Class A book value per common share(1)	$8.93	$8.94

Book value per share - the Company
Total stockholders’ equity of the Company	$377,607	$381,300

Class A common stock outstanding	31,992	31,830
Class A common stock issuable upon exchange of partnership units of TFP	9,770	9,770
Total shares	41,762	41,600

Company book value per share	$9.04	$9.17

Notes:
(1) See Note 24—Earnings per Share, in the Form 10-Q for the quarter ended March 31, 2015, for further discussion of potential dilution from warrants.